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                                                                    EXHIBIT 23.4

                CONSENT OF ARTHUR ANDERSEN, INDEPENDENT AUDITORS

As independent auditors, we consent to the incorporation by reference in the Registration Statement of JDS Uniphase Corporation on Form S-4 of our report dated 15 October 1998 with respect to the consolidated financial statements of IOC International Limited as at 30 September 1998 and for each of the two years in the period ended 30 September 1998, included in SDL, Inc.'s Annual Report (Form 10-K) for the year ended 31 December 1999 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen

Arthur Andersen, Chartered Accountants

Cambridge, England
February 8, 2001